UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 21, 2016

TRACON Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36818	34-2037594
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

8910 University Center Lane, Suite 700 San Diego, California	92122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 550-0780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On January 21, 2016, our Board of Directors approved 2016 corporate goals under our annual performance-based cash bonus program. The 2016 corporate goals consist of financial goals, including budgeting and cash runway goals (weighted at 30%), project-based goals, including clinical development, manufacturing, regulatory and business development goals (weighted at 60%), and team-based goals, consisting of maintaining company culture and employee retention (weighted at 10%).  After the end of the year, our Board of Directors will assess our achievement against the corporate goals, as well as each executive officer’s individual contributions towards reaching the corporate goals, in determining awards to our executive officers under our annual performance-based cash bonus program. There is no minimum bonus percentage or amount established for our executive officers and, as a result, the amounts paid under our annual performance-based cash bonus program vary from year to year based on corporate and individual performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACON Pharmaceuticals, Inc.

Dated: January 25, 2016
	By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D.
President and Chief Executive Officer